Exhibit 23.1

FROMENT JOHN GONZALEZ, III, CPA DON F. RODRIGUEZ, CPA, CVA SAM S. FERLITA, CPA, CVA VINCENT E. WALSH, CPA	Members: American Institute of Certified Public Accountants ◆ Florida Institute of Certified Public Accountants ◆ Registered with Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, SEC File No. 333-227666, and the Registration Statements on Form S-8, SEC File Nos. 333-232629, 333-213438, 333-205328, 333-168611, 333-50325, 333-134631 and 333-166130 of Odyssey Marine Exploration, Inc. and subsidiaries of our report dated March 11, 2019, on the financial statements of Odyssey Marine Exploration, Inc. and subsidiaries for the period ended December 31, 2018, in this Annual Report on Form 10-K for the year ended December 31, 2020.

FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A.

Certified Public Accountants

Tampa, Florida

March 16, 2021

3302 Azeele St. ◆ Tampa, FL 33609

(813) 877-9609 ◆ Fax: (813) 875-4477

www.fwgcpas.com